Arnold Schwarzenegger Teams Up With MusclePharm® to Develop the Arnold Series, His First Line of Nutritional Supplements

DENVER, July 30, 2013 /PRNewswire/ -- MusclePharm Corporation (MSLP), a nutritional supplement company focused on active lifestyles, has signed a first-of-its-kind partnership with the Mr. Universe, Mr. World and Mr. Olympia title holder, actor, entrepreneur and former Governor Arnold Schwarzenegger. Schwarzenegger has won more world bodybuilding titles than anyone in history and has produced the popular Arnold Classic in Columbus, Ohio for 25 years. As part of the collaboration, MusclePharm will launch the Arnold Series, an exclusive line of new nutritional supplements developed by Schwarzenegger and MusclePharm's world-renowned scientific team.

The Arnold Series product line will initially launch with eight supplements supporting the four fitness pillars: performance, power & strength, nutrient support and recovery.  It will be available domestically and internationally at health and nutrition stores as well as online retailers in September 2013.

"I've been on a crusade to promote fitness for more than four decades," said Arnold Schwarzenegger. "That has led to the largest health and fitness convention in the world, six books, seminars all over the globe, and visits to all 50 states as chairman of the President's Council on Physical Fitness. This vitamin and supplement line is the next step. After meeting with the MusclePharm team, learning about the company, and spending time with the founders, I knew they were the perfect partners to start a line of nutritional supplements and continue promoting fitness around the world. Their passion for sports nutrition and science fits perfectly with my mission to help everyone discover the benefits of health and nutrition. I'm excited to partner with MusclePharm on the exclusive Arnold Series and develop this line of nutritional supplements that not only carry my name but also represent my lifelong commitment to fitness."

"Arnold is a bodybuilding, fitness icon who is and has been a personal idol of mine since high school," said Brad Pyatt, CEO and founder, MusclePharm. "His philosophy of 'where there's a will, there's a way' inspired me during my NFL career and while starting MusclePharm.  Arnold embodies everything the MusclePharm brand stands for; it's truly a dream come true and an honor to create the Arnold Series nutritional experience with him."

MusclePharm was founded in 2008 by former NFL player Brad Pyatt and just four years later was named "Brand of the Year" by Bodybuilding.com.  MusclePharm develops and manufactures daily supplement regimens to assist consumers and athletes with muscle building, weight loss and general fitness.  All of the products, including the Arnold Series, are developed by leading nutritional scientists via a six-stage research process at the MusclePharm Sports Science Center & Research Center in Denver, Colorado.

ABOUT MUSCLEPHARM CORPORATION:

Founded in 2008, MusclePharm is a healthy lifestyle company that develops and manufactures nutritional supplements that address active lifestyles, including muscle building, weight loss and maintaining general fitness through a daily nutritional supplement regimen. The products are formulated through a six-stage research process using the expertise of leading nutritional scientists. MusclePharm's products are sold to consumers in more than 110 countries and available in over 10,500 U.S. retail outlets, including Dick's Sporting Goods, GNC, Vitamin Shoppe and Vitamin World. MusclePharm products also are sold through more than 100 online channels globally, including bodybuilding.com, amazon.com and vitacost.com. For more information, please visit www.musclepharm.com.  You can also follow MusclePharm online at www.facebook.com/MusclePharm and www.twitter.com/MusclePharm.

Forward Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MusclePharm Contact:
Ivy Mollenkamp/Amy Pandya
Rogers & Cowan
310-854-8131/310-854-8262
imollenkamp@rogersandcowan.com
apandya@rogersandcowan.com